Exhibit 99.1


Investor Contact:  Alex Lewis
                   877-784-7167

Media Contact:    Debbie Atkins                                     NEWS RELEASE
                  864-597-8361


             DENNY'S CORPORATION REPORTS FIRST QUARTER 2006 RESULTS

         SPARTANBURG, S.C., April 26, 2006 - Denny's Corporation (Nasdaq: DENN) today reported results for its first quarter ended March 29, 2006.

Highlights for the quarter include:

        o Same-store sales increased 4.6% at company units and 6.2% at franchised units
        o Total operating revenue increased $7.9 million, or 3.3% to $248.0 million.
        o Operating income increased $3.8 million, or 33.5% to $15.0 million
        o Net income, excluding the cumulative effect of change in accounting principle, improved $1.9 million to $0.5 million compared with a net loss of $1.5 million last year.

         Nelson Marchioli, President and Chief Executive Officer, stated, "Denny's positive sales momentum continued in the first quarter of 2006 which marked our 10th consecutive quarter of same-store sales growth. Despite difficult prior year comparisons both company and franchise restaurants achieved strong sales increases during the quarter. This revenue growth, combined with diligent cost management, resulted in improved operating margins for the quarter."

First Quarter Results

         For the first quarter of 2006, Denny's reported total operating revenue of $248.0 million, compared with $240.0 million in the prior year quarter. Company restaurant sales increased 3.2%, or $7.0 million, to $225.0 million, as a 4.6% increase in same-store sales offset a four-unit decline in company-owned restaurants. Franchise revenue increased 4.2%, or $0.9 million, to $23.0 million, as a 6.2% increase in same-store sales offset an 8-unit decline in franchised restaurants.

         Company restaurant operating margin (as a percentage of company restaurant sales) for the first quarter was 13.2% compared with 12.4% for the same period last year. The primary driver of this margin improvement was operating leverage attributable to strong sales growth. Product costs for the first quarter decreased 1.0 percentage point compared with last year, due primarily to the easing of commodity cost pressures and an 8.0% increase in average guest check. Higher sales also benefited payroll and benefit costs which decreased 0.2 percentage points compared with the prior year. Other operating costs increased 0.6 percentage points due primarily to a $1.4 million increase in utility expense attributable to higher natural gas prices.

         General and administrative expenses for the first quarter increased $1.2 million over the same period last year as a result of increased staffing necessary to execute Denny's sales growth and restaurant development plans.

         Operating income for the first quarter increased 33.5%, or $3.8 million, compared with the prior year, due primarily to higher revenues and improved operating margins.

         Interest expense for the first quarter increased $1.4 million to $14.6 million due to higher interest rates on variable-rate debt compared with the prior year period.

         Net income for the first quarter, excluding the cumulative effect of change in accounting principle, was $0.5 million, or $0.01 per common share, an improvement of $1.9 million compared with a net loss in the prior year of $1.5 million, or $0.02 per common share. The cumulative effect of change in accounting principle resulted from the adoption of FASB Statement No. 123(R), "Share-Based Payment".

         Mr. Marchioli continued, "While our revenue increase and margin improvement are encouraging, we remain concerned about guest traffic trends. We are conducting considerable customer research to better understand and respond to the factors contributing to our soft guest traffic. We believe our marketing message, which is focused on abundant value and driven by flavorful new product introductions, remains particularly relevant in a tightened consumer environment."

         Denny's reiterated its earnings per share guidance range for the full year 2006 of $0.02 to $0.06 per share.

Further Information

         Denny's will host its quarterly conference call for investors and analysts today, Wednesday, April 26, 2006 at 5:00 p.m. EST. Interested parties are invited to listen to a live broadcast of the conference call accessible through our website at www.dennys.com. On the front page of the website, follow the link to "Investor Relations." Then select the "Webcast" icon under "Upcoming Events." A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

         Denny's is America's largest full-service family restaurant chain, consisting of 545 company-owned units and 1,030 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website referenced above.


         The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as "expects", "anticipates", "believes", "intends", "plans", and "hopes", variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 28, 2005.

                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                                           Quarter             Quarter
                                                                                            Ended               Ended
(In thousands, except per share amounts)                                                   3/29/06             3/30/05
                                                                                        -------------       -------------
Revenue:
     Company restaurant sales                                                              $ 225,022           $ 218,015
     Franchise and license revenue                                                            22,963              22,034
                                                                                        -------------       -------------
        Total operating revenue                                                              247,985             240,049
                                                                                        -------------       -------------
Costs of company restaurant sales                                                            195,318             191,073
Costs of franchise and license revenue                                                         7,213               7,009
General and administrative expenses                                                           17,229              16,068
Depreciation and amortization                                                                 14,065              13,270
Restructuring charges and exit costs, net                                                        721               2,274
Impairment charges                                                                                 -                   -
Gains on disposition of assets and other, net                                                 (1,571)               (885)
                                                                                        -------------       -------------
        Total operating costs and expenses                                                   232,975             228,809
                                                                                        -------------       -------------
Operating income                                                                              15,010              11,240
                                                                                        -------------       -------------
Other expenses:
     Interest expense, net                                                                    14,643              13,212
     Other nonoperating income, net                                                             (162)               (371)
                                                                                        -------------       -------------
        Total other expenses, net                                                             14,481              12,841
                                                                                        -------------       -------------
Income (loss) before income taxes and cumulative effect of change in accounting
  principle                                                                                      529              (1,601)
Provision for (benefit from) income taxes                                                         49                (141)
                                                                                        -------------       -------------
Net income (loss) before cumulative effect of change in accounting principle                     480              (1,460)
Cumulative effect of change in accounting principle, net of tax                                  232                   -
                                                                                        -------------       -------------
Net income (loss)                                                                              $ 712            $ (1,460)
                                                                                        =============       =============


Basic and diluted earnings per share:
     Earnings before cumulative effect of change in accounting principle                      $ 0.01             $ (0.02)
     Cumulative effect of change in accounting principle                                        0.00                   -
                                                                                        -------------       -------------
     Net income (loss)                                                                        $ 0.01             $ (0.02)
                                                                                        =============       =============


Weighted average shares outstanding:
     Basic                                                                                    91,785              90,219
                                                                                        =============       =============
     Diluted                                                                                  96,907              90,219
                                                                                        =============       =============


                               DENNY'S CORPORATION
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

(In thousands)                                                 3/29/06             12/28/05
                                                            -------------       -------------
ASSETS
     Current Assets
        Cash and cash equivalents                               $ 29,909            $ 28,236
        Other                                                     33,021              35,013
                                                            -------------       -------------
                                                                  62,930              63,249
                                                            -------------       -------------

     Property, net                                               280,322             288,140
     Goodwill                                                     50,765              50,186
     Intangible assets, net                                       70,628              71,664
     Other assets                                                 40,336              39,642
                                                            -------------       -------------
        Total Assets                                           $ 504,981           $ 512,881
                                                            =============       =============

LIABILITIES AND SHAREHOLDERS' DEFICIT
     Current Liabilities
        Current maturities of notes and debentures             $   1,876           $   1,871
        Current maturities of capital lease obligations            6,590               6,226
        Accounts payable and other accrued liabilities           129,390             140,777
                                                            -------------       -------------
                                                                 137,856             148,874
                                                            -------------       -------------
     Long-Term Liabilities
        Notes and debentures, less current maturities            516,192             516,803
        Capital lease obligations, less current maturities        28,461              28,862
        Other                                                     83,149              83,744
                                                            -------------       -------------
                                                                 627,802             629,409
                                                            -------------       -------------
     Total Liabilities                                           765,658             778,283
     Total Shareholders' Deficit                                (260,677)           (265,402)
                                                            -------------       -------------
     Total Liabilities and Shareholders' Deficit               $ 504,981           $ 512,881
                                                            =============       =============



                                  Debt Balances

(In thousands)                                                 3/29/06             12/28/05
                                                            -------------       -------------

First lien revolver loans                                      $       -           $       -
First lien term loans                                            222,190             222,752
Second lien term loans                                           120,000             120,000
Capital leases and other debt                                     35,929              36,010
Senior notes due 2012                                            175,000             175,000
                                                            -------------       -------------
     Total Debt                                                $ 553,119           $ 553,762
                                                            =============       =============


                               DENNY'S CORPORATION
                          EBITDA and G&A Reconciliation
                                   (Unaudited)

                                                              Quarter             Quarter
EBITDA Reconciliation                                          Ended               Ended
(In millions)                                                 3/29/06             3/30/05
                                                           --------------      --------------
Net income (loss) before cumulative effect of change
  in accounting principle                                      $     0.5           $    (1.5)

Provision for (benefit from) income taxes                      $     0.0           $    (0.1)
Interest expense, net                                          $    14.6           $    13.2
Depreciation and amortization                                  $    14.1           $    13.3

                                                           --------------      --------------

EBITDA (1)                                                     $    29.2           $   24.9
                                                           --------------      --------------

Restructuring charges and exit costs, net                      $     0.7           $    2.3
Impairment charges                                             $       -           $      -
Gains on disposition of assets and other, net                  $    (1.6)          $    (0.9)
Other nonoperating (income) expense, net                       $    (0.2)          $    (0.4)
Other noncash charges                                          $    (0.1)          $    (0.2)
Stock-based incentive compensation (2)                         $     2.4           $     2.6

                                                           --------------      --------------
Adjusted EBITDA (1)                                            $    30.5           $    28.3
                                                           ==============      ==============




                                                              Quarter             Quarter
General and Administrative Reconciliation                      Ended               Ended
(In millions)                                                 3/29/06             3/30/05
                                                           --------------      --------------

     Stock-based incentive compensation (2)                    $     2.4           $     2.6
     Other general and administrative expenses                 $    14.8           $    13.5
                                                           --------------      --------------
     Total general and administrative expenses                 $    17.2           $    16.1
                                                           ==============      ==============


   (1) We believe that, in addition to other financial measures, EBITDA and Adjusted EBITDA are appropriate indicators to assist in the evaluation of our operating performance becuase they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs. We also use EBITDA and Adjusted EBITDA for planning purposes including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. EBITDA and Adjusted EBITDA are also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our senior credit facility for the computation of our debt covenant ratios. However, EBITDA and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with accounting principles generally accepted in the United States of America.

   (2) This compensation expense is attributable to options and restricted stock units granted under Denny's 2002 and 2004 Omnibus Incentive Plans.

                               DENNY'S CORPORATION
                           Quarterly Operating Margins
                                   (Unaudited)

                                                               Quarter                       Quarter
                                                                Ended                         Ended
(In millions)                                                  3/29/06                       3/30/05
                                                       -----------------------       ------------------------
Total operating revenue (1)                                 $ 248.0    100.0%             $ 240.0     100.0%

Company restaurant operations: (2)
     Company restaurant sales                                 225.0    100.0%               218.0     100.0%
     Costs of company restaurant sales:
        Product costs                                          55.7     24.8%                56.2      25.8%
        Payroll and benefits                                   94.0     41.8%                91.7      42.0%
        Occupancy                                              13.1      5.8%                13.1       6.0%
        Other operating costs:
           Utilities                                           11.6      5.2%                10.3       4.7%
           Repairs and maintenance                              4.3      1.9%                 4.5       2.1%
           Marketing                                            7.5      3.3%                 7.3       3.3%
           Other                                                9.0      4.0%                 8.0       3.7%
                                                       -----------------------       ------------------------
     Total costs of company restaurant sales                  195.3     86.8%               191.1      87.6%
                                                       -----------------------       ------------------------
     Company restaurant operating margin (3)                $  29.7     13.2%             $  26.9      12.4%
                                                       -----------------------       ------------------------

Franchise operations: (4)
        Franchise and license revenue                          23.0    100.0%                22.0     100.0%
        Costs of franchise and license revenue                  7.2     31.4%                 7.0      31.8%
                                                       -----------------------       ------------------------
        Franchise operating margin (3)                      $  15.8     68.6%             $  15.0      68.2%
                                                       -----------------------       ------------------------

Total operating margin (1)(3)                               $  45.5     18.3%             $  42.0      17.5%

Other operating expenses: (1)(3)
     General and administrative expenses                       17.2      6.9%                16.1       6.7%
     Depreciation and amortization                             14.1      5.7%                13.3       5.5%
     Restructuring, exit costs and impairment                   0.7      0.3%                 2.3       0.9%
     Gains on disposition of assets and other, net             (1.6)    (0.6%)               (0.9)     (0.4%)
                                                       -----------------------       ------------------------
     Total other operating expenses                         $  30.4     12.3%             $  30.7      12.8%
                                                       -----------------------       ------------------------

                                                       -----------------------       ------------------------
Operating income (1)                                        $  15.0      6.1%             $  11.2       4.7%
                                                       =======================       ========================

   (1)  As a percentage of total operating revenue
   (2)  As a percentage of company restaurant sales
   (3) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with accounting principles generally accepted in the United States of America.
   (4)  As a percentage of franchise and license revenue

                               DENNY'S CORPORATION
                                Statistical Data
                                   (Unaudited)

                                                    Quarter             Quarter
Same-Store Sales                                     Ended               Ended
(increase/(decrease) vs. prior year)                3/29/06             3/30/05
                                                 --------------      --------------
Company-Owned Same-Store Sales                            4.6%                6.3%
   Guest Check Average                                    8.0%                3.2%
   Guest Counts                                          (3.1%)               3.0%

Franchised Same-Store Sales                               6.2%                7.1%



                                                    Quarter             Quarter
Average Unit Sales                                   Ended               Ended
($ in thousands)                                    3/29/06             3/30/05
                                                 --------------      --------------

   Company-Owned Units                                 $ 419.6             $ 398.1

   Franchised Units                                    $ 365.7             $ 339.0



                                                                      Franchised
Restaurant Units                                    Company            & Licensed             Total
                                                 --------------      --------------       --------------

Ending Units 3/30/05                                       549               1,038                1,587

   Units Opened                                              3                  22                   25
   Units Acquired                                            1                  (1)                   -
   Units Refranchised                                        -                   -                    -
   Units Closed                                             (8)                (29)                 (37)
                                                 --------------      --------------       --------------
      Net Change                                            (4)                 (8)                 (12)

                                                 --------------      --------------       --------------
Ending Units 3/29/06                                       545               1,030                1,575
                                                 ==============      ==============       ==============